                          SUB-ADMINISTRATION AGREEMENT


         This SUB-ADMINISTRATION AGREEMENT (the "Agreement") is made as of January 1, 2003 by and among THE BANK OF NEW YORK ("BNY"), BACAP DISTRIBUTORS, LLC ("BACAP Distributors") and NATIONS MASTER INVESTMENT TRUST ("Master Trust").

         WHEREAS, Master Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, BACAP Distributors serves as the Administrator for the investment portfolios of Master Trust pursuant to a separate Administration Agreement; and

         WHEREAS, BACAP Distributors desires to retain BNY to render certain sub-administrative and other services to Master Trust and to BACAP Distributors, as Administrator of Master Trust, and BNY is willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1.       Appointment and Duties as Sub-Administrator.

         (a) BACAP Distributors hereby appoints BNY to act as Sub-Administrator of Master Trust and to render sub-administrative services for each portfolio of Master Trust listed on Schedule I (individually, a "Fund" and collectively, the "Master Portfolios") and BNY hereby accepts such appointment and agrees to render the services and duties set forth in Schedule II as it may be amended from time to time, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by Master Trust or BACAP Distributors will become a "Master Portfolio" for all purposes hereunder when BNY receives a revised Schedule I from BACAP Distributors or Master Trust that includes such new portfolio.

         (b) Subject to the other provisions of this Section 1, in performing all services under this Agreement, BNY shall (i) act in conformity with Master Trust's Declaration of Trust and Bylaws (the "Bylaws"), the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time, and Master Trust's Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with BACAP Distributors and Master Trust, as necessary and appropriate; and (iii) advise and report to BACAP Distributors and Master Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention. In performing all services under this Agreement BNY shall meet the minimum quality of service standards set forth on Schedule III.

         (c) Master Trust has furnished BNY and BACAP Distributors with copies properly certified or authenticated of each of the following: (i) Master Trust's Declaration of Trust or other organizational document and all amendments thereto (the "Declaration");
(ii) Master Trust's Bylaws; (iii) resolutions of Master Trust's Board of Trustees or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by Master Trust; (iv) Master Trust's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the 1940 Act (File No. 811-09347), as filed with the Securities and Exchange Commission (the "SEC") relating to interests in the Master Portfolios (the "Interests"); (iv) the Master Portfolios' current Prospectus(es); (v) the Master Portfolios' current Statement(s) of Additional Information; and (vi) the pricing procedures applicable to the calculation of the Master Portfolios' net asset values as approved by Master Trust's Board (the "Pricing Procedures"). It is solely Master Trust's responsibility to furnish BNY from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, and BNY will not be held to have knowledge of any such amendments or supplements until the same are actually received by BNY. Furthermore, Master Trust will provide BNY with any other documents that BNY and BACAP Distributors may reasonably request and will notify BNY and BACAP Distributors as soon as possible of any matter materially affecting either BNY's or BACAP Distributors' performance of its services under this Agreement.

         (d)(i) BNY undertakes to report on a regular basis to BACAP Distributors and Master Trust regarding: (A) the readiness of its computer systems, or those used by it in the performance of its duties hereunder, properly to record, store, process, calculate or present calendar dates falling on and after, and time spans including, September 9, 1999, January 1, 2000 or February 29, 2000 (the "Subject Dates") as a result of the occurrence, or use of data containing any such Subject Dates; (B) the readiness of its computer systems or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after the Subject Dates; and (C) its ability to perform the administration and fund accounting services set forth in Schedule II (the "Services") in accordance with any applicable performance standards set forth in Schedule III (the "Standards") with respect to the maintenance of records or processing of data containing dates falling on or after the Subject Dates, provided that, with respect to computers used but not owned by BNY and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar reports from such owners or third parties and promptly forwarding such reports to BACAP Distributors. Without limiting the foregoing, BNY undertakes to notify BACAP Distributors and Master Trust, in writing, of any concerns believed by BNY to be material regarding the events described in this paragraph, provided that, with respect to computers owned by others and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar notice from such owners or third parties and promptly forwarding such notifications to BACAP Distributors.

         (ii) BACAP Distributors or Master Trust shall have the right to terminate this Agreement if there is a "material failure" by BNY to perform any of the Services in accordance with the Standards due to a failure by computers owned or used by BNY in performing its duties hereunder to properly process the occurrence of the Subject Dates or data containing the Subject Dates. As used in this Section 1(d), the term "material failure" shall be limited to a failure to provide any of the Services in accordance with the Standards, provided that no such failure shall



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


be deemed a "material failure" if such failure occurs at or about the time other major financial institutions similar to BNY providing similar services in a similar volume to investment companies similar to Master Trust are experiencing similar failures, and, provided further, that no failure by BNY shall be or be deemed a "material failure" if BNY substantially provides the Services under a contingency plan, it being agreed that, to the extent that the parties mutually agree, the time frames and deadlines set forth in Schedule III of this Agreement and elsewhere shall not be considered in determining whether BNY is substantially providing the Services in accordance with the Standards. BACAP Distributors and Master Trust agree to act reasonably and in good faith in considering any request by BNY to extend time frames and deadlines.

         (iii) In the event there is a "material failure" by BNY to provide the Services and such "material failure" is not cured by BNY within 10 days after such material failure arises, BACAP Distributors or Master Trust shall have the right to terminate this Agreement upon the giving of 60 days written notice to BNY. BNY shall, notwithstanding any other provision contained in this Agreement, have no liability to Master Trust or BACAP Distributors under this Agreement if such "material failure" initially arose out of or was caused by a failure of a computer used but not owned by BNY or owned by a third party (other than InvestOne) to properly process the Subject Dates or data containing the Subject Dates, and BNY shall be entitled to any compensation and reimbursement for out-of-pocket expense as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with such a termination. If such a termination is the result of a "material failure" initially arising out of, or caused by a failure of computers owned by BNY or a failure by InvestOne, then, first, BNY's liability hereunder for such failure shall, notwithstanding any other provision contained in this Agreement to the contrary, be limited to the lesser of (x) the fees paid to a successor service provider during the six months next succeeding the date of termination to the extent such fees exceed the fees that would have been paid to BNY hereunder, and (y) $1,000,000; and second, BNY shall not be entitled to out-of-pocket expenses incurred in connection with such a termination.

         (iv) In the event of conflict between this Section 1(d) and any other provision contained in this Agreement, this Section 1(d) shall control.

         (v) BACAP Distributors and Master Trust each agree to hold all of the provisions of this Section 1(d) in strict confidence and not to disclose, nor permit disclosure of, such provisions.

         (e) Subject to the direction and approval of Master Trust's Board and appropriate officers and the provisions of this Agreement, BNY shall provide to each Master Portfolio the administrative services set forth on Schedule II attached hereto. In performing such services hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel. BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Master Portfolio, distribution of Interests of any Master Portfolio, maintenance of any Master Portfolio's financial records (except as otherwise agreed by the parties) or any services normally performed by the Master Portfolios' counsel or independent accountants. Upon receipt of Master Trust's prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Unless expressly agreed in writing, BNY shall not be relieved of liability or responsibility for the performance of any duties or obligations delegated to a delegee or agent, provided that BNY shall have no liability for duties or obligations that are delegated to a delegee or agent at the instruction of Master Trust or BACAP Distributors. Master Trust and BACAP Distributors shall cause their respective officers, and shall use reasonable efforts to cause Master Trust's or BACAP Distributors' legal counsel and independent accountants to cooperate with BNY and to provide BNY, upon BNY's reasonable written request, such information, documents and advice relating to such Master Portfolio as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. Such cooperation or provision of information, documents or advice shall be at no cost to BNY, provided BNY's request is reasonable and BACAP Distributors shall have been notified of the request. In connection with its duties hereunder, BNY shall be entitled to reasonably rely upon any documents relating to a Master Portfolio provided to BNY by any of the aforementioned persons. BNY may apply to Master Trust or BACAP Distributors for written instructions with respect to any matter arising in connection with BNY's performance hereunder. If, after a reasonable period of time, BNY receives no response to any such application, BNY may then notify Master Trust or BACAP Distributors of reasonable action that BNY shall take if written instructions are not received within a stated period of time after such notice, and then BNY shall not be liable for taking such reasonable action as if written instructions had been provided. BNY is entitled to reasonably rely and act in accordance with written instructions believed to have been given by authorized persons and shall incur no costs for such reasonable reliance. BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and
Schedule II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

         (f) Master Trust and BACAP Distributors, for itself and not for the others, hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iv) there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and (v) Master Trust and BACAP Distributors will use reasonable efforts to promptly notify BNY of any errors or omissions contained in any reports, calculations, valuations and other items of information, provided that any failure by Master Trust or BACAP Distributors to detect any such errors or omissions shall not relieve BNY of any resulting liability therefrom. To the extent that BACAP Distributors has actual knowledge of any such error or omission and fails to use reasonable efforts to promptly notify BNY, BNY shall be relieved of any liability that BNY may have mitigated had BACAP Distributors provided notice of such error or omission to BNY.

         (g) BNY hereby represents and warrants to Master Trust and BACAP Distributors, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

         2. Compensation. For the services to be rendered, the facilities to be furnished and the compensation and other expenses to be borne by BNY, as provided for in this Agreement, BNY shall be entitled to receive a monthly fee from BACAP Distributors and reimbursement for out-of-pocket expenses as set forth in Schedule IV to this Agreement. It is understood that BACAP Distributors shall be responsible for BNY's monthly fee for its services hereunder, and BNY agrees that it shall have no claim against Master Trust or the Master Portfolios with respect to compensation under this Agreement.

         3. Recordkeeping. BNY shall, as agent for Master Trust, and subject to the direction and approval of Master Trust's Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in Schedule II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of Master Trust and BACAP Distributors during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which Master Trust is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act shall be and remain the property of Master Trust and shall be surrendered to Master Trust promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of Master Trust, BNY shall provide in data files or hard copy, whichever Master Trust shall reasonably elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and Master Trust shall reimburse BNY for its expenses of providing such hard copy.

         4.       Standard of Care; Indemnification.

         (a) BNY shall at all times act in good faith and agrees to use its best efforts to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to Master Trust unless such loss or damage is caused by BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, provided however that it shall not be responsible for lost profits or lost business arising under or in connection with this Agreement. It is understood and agreed that for purposes of this Section 4(a), "direct damages" shall include, but shall not be limited to, all legal costs, penalties, reimbursement for excess distribution and redemption payments, repurchasing costs for servicing agents and reimbursement to the Master Portfolios for net asset value breaks (as calculated under the Pricing Procedures).

         (b) Master Trust, on behalf of each Master Portfolio, will indemnify BNY against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses of a defense against any claim, demand, action or suit), relating to the particular Master Portfolio and arising from any one or more of the following:
(i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any person described in Section 1 hereof or by any third party described in Section 5; (ii) action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions described in this Agreement (or otherwise without bad faith, negligence or willful misconduct); (iii) any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Master Portfolio, Master Trust, BACAP Distributors (obtained in accordance with the procedures set forth in this Agreement) or its own counsel; (iv) any improper use by the Master Portfolio, Master Trust, BACAP Distributors or their respective agents, of any valuations or computations supplied by BNY pursuant to this Agreement; (v) the method of valuation of the securities and the method of computing a Master Portfolio's net asset value or any other amount computed by BNY hereunder, provided BNY has followed the Pricing Procedures; and (vi) any valuation of securities, net asset value or other amount provided by a Master Portfolio or BACAP Distributors. BNY will not confess any claim or settle or make any compromise in any instance in which Master Trust will be asked to provide indemnification, except with Master Trust's prior written consent. Any amounts payable by Master Trust under this Section 4(b) shall be satisfied only against the assets of the Master Portfolio involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of Master Trust.

         5.       Master Portfolio Accounting and Other Services.

         (a) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Master Portfolio and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Master Portfolio's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Master Portfolio Interests effected by or on behalf of the Master Portfolio. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or any other third party pricing source designated by Master Trust, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNY shall not be required to inquire into any valuation of securities or other assets by the Master Portfolio or any third party described in this Section, even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

         (b) Subject to the provisions of this Agreement and the direction and approval of Master Trust's Board, BNY shall perform the computations described in Schedule II at such times and dates and in the manner specified or described in the then-current Prospectus(es) of a Master Portfolio. To the extent valuation of securities or a computation specified or described in a Master Portfolio's Pricing Procedures or then-current effective Prospectus is at any time inconsistent with any applicable laws or regulations, Master Trust or BACAP Distributors shall immediately so notify BNY in writing and thereafter shall furnish BNY at all appropriate times with the values of such securities and such Master Portfolio's net asset value or other amounts otherwise to be calculated by BNY, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and make such computations in a manner which Master Trust or BACAP Distributors then represents in writing to be consistent with all applicable laws and regulations. Master Trust or BACAP Distributors may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to make computations other than as specified in this Section of this Agreement. By giving such instruction, Master Trust or BACAP Distributors shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then-current effective Prospectus of the particular Master Portfolio. Master Trust or BACAP Distributors shall have sole responsibility for determining the method of valuation of securities and the method of computations, and all computations, valuation of securities and the method of computing each Master Portfolio's net asset value shall be subject to approval by Master Trust and BACAP Distributors. BNY shall not be liable for relying on any price provided by any pricing service believed by BNY to be reliable, and Master Trust or BACAP Distributors shall furnish values when the same are not available from a pricing service utilized by BNY, with such furnishing to constitute an instruction to BNY to rely on the provided values.

         (c) BNY shall be responsible for determining and properly reflecting in the computations made by it under this Agreement: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Master Portfolio; (ii) the taxable nature or effect on a Master Portfolio or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Master Portfolio to its shareholders; (iv) the effect under any federal, state, or foreign income tax laws of a Master Portfolio making or not making any distribution or dividend payment, or any election with respect thereto; or (v) any tax accounting; provided, however, that if BNY is not certain of the taxable nature, amount or effect of any such item, it may seek instructions regarding the proper treatment of such item from Master Trust or BACAP Distributors in accordance with the procedures set forth in Section 1(e), above, and shall have no liability for acting in reliance on such instructions.

         6.       Termination of Agreement.

         (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect unless terminated pursuant to the provisions of Section 6(b).

         (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice to BNY by BACAP Distributors or by vote of the Board of Master Trust; or upon 180 days' written notice to BACAP Distributors and Master Trust by BNY. Upon any such termination, BNY will cooperate with and assist Master Trust, BACAP Distributors, their agents and any successor administrator(s) or sub-administrator(s) in the substitution/conversion process. In connection with any termination of this Agreement, unless BNY is in breach of this Agreement, the Master Portfolios and BACAP Distributors agree to pay BNY any compensation and reimbursement for out-of-pocket expenses as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with a termination. If BNY is in breach of this Agreement, the Master Portfolios and BACAP Distributors may offset any compensation or reimbursement amounts owed to BNY by the amount of damages, costs and expenses incurred as a result of BNY's breach, including costs, expenses and reasonable incremental fees for a period not to exceed one year incurred in connection with a conversion by Master Trust and BACAP Distributors to a successor service provider. In the event of a dispute as to the amount of such damages, the Master Portfolios and BACAP Distributors agree to escrow the set-off amount.

         (c)      Sections 4 and 8 shall survive this Agreement's termination.

         7. Amendments. Except as expressly provided in the first paragraph of Section 1, no provision of this Agreement may be amended or modified orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or modification is sought.

         8. Confidentiality. All books, records, information and data pertaining to the business of Master Trust, or its prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by Master Trust or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to Master Trust and BACAP Distributors at least five business days prior to any disclosures pursuant to this Section 8, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

         9. Service to Other Companies. Master Trust and BACAP Distributors acknowledge that BNY now provides, will continue to provide and may in the future provide administrative or other services to other investment companies or series of investment companies, and Master

Trust and BACAP Distributors have no objection to BNY so doing. Master Trust and BACAP Distributors further acknowledge that the persons employed by BNY to assist in the performance of BNY's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BNY or any affiliate of BNY to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10.      Miscellaneous.

         (a) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Master Portfolio, Master Trust and BACAP Distributors hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any such jurisdiction any of the aforementioned persons may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each irrevocably agrees not to claim, and it hereby waives, such immunity.

         (b) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         (c) Each and every right granted to BNY, Master Trust or BACAP Distributors hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY, Master Trust or BACAP Distributors to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, Master Trust or BACAP Distributors of any right preclude any other or future exercise thereof or the exercise of any other right.

         (d) BNY shall not be responsible for delays or errors that occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, provided that reasonable back-up and disaster recovery systems are in place, including, without limitation, labor difficulties, mechanical breakdowns, computer breakdowns or malfunctions (hardware or software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

         (e) Any notice or other instrument authorized or required by this Agreement to be given in writing to Master Trust, BNY and/or BACAP Distributors shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To Master Trust:

                  Nations Master Investment Trust
                  One Bank of America Plaza
                  101 South Tryon Street
                  Charlotte, NC  28255-0001
                  Attention:  Secretary

                  To BACAP Distributors:

                  BACAP Distributors, LLC
                  One Bank of America Plaza
                  101 South Tryon Street
                  Charlotte, NC  28255-0001
                  Attention:  Secretary

                  To BNY:

                  The Bank of New York
                  90 Washington Street
                  22nd Floor
                  New York, NY  10286
                  Attention:  Stephen E. Grunston

         (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by BNY, nor may BNY delegate responsibility for the performance of any of its duties hereunder, without the written consent of the other parties hereto.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         (h) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the provision by BNY of sub-administrative services and the receipt of fees therefor, and supersedes all prior arrangements or understandings, written or oral, with respect to the provision by BNY of such services and the receipt of fees therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                           THE BANK OF NEW YORK


                                           By:  /s/ Ira Rosner
                                                --------------
                                                Ira Rosner
                                                Vice President



                                           BACAP DISTRIBUTORS, LLC


                                           By:  /s/ Edward D. Bedard
                                                --------------
                                                Edward D. Bedard
                                                Senior Vice President
                                                Chief Operating Officer



                                           NATIONS MASTER INVESTMENT TRUST


                                           By:  /s/ Robert H. Gordon
                                                --------------
                                                Robert H. Gordon
                                                President

                                   SCHEDULE I


         1.       Nations High Yield Bond Master Portfolio
         2.       Nations Intermediate Bond Master Portfolio
         3.       Nations International Equity Master Portfolio
         4.       Nations International Value Master Portfolio
         5.       Nations Marsico Focused Equities Master Portfolio
         6.       Nations Marsico Growth Master Portfolio
         7.       Nations Marsico International Opportunities Master Portfolio
         8.       Nations Marsico 21st Century Master Portfolio
         9.       Nations SmallCap Value Master Portfolio
         10.      Nations Strategic Growth Master Portfolio

         Approved:  November 21, 2002

                                   SCHEDULE II

                    MASTER PORTFOLIO ADMINISTRATION SERVICES

         BNY shall perform the following sub-administrative services, in addition to any other services agreed to from time to time:

- Monitor and document compliance by the Master Portfolios with their policies and restrictions as delineated in their Prospectuses and Statements of Additional Information, including any supplements or amendments thereto, and with the rules and regulations under the 1940 Act utilizing Charles River Development's compliance monitoring system or by such other means as the parties may agree. BACAP Distributors shall be responsible for communicating such policies and restrictions, including any changes thereto, to BNY by such means as the parties agree.

- Provide income attribution summary schedules necessary for year-end tax reporting. Provide a gross up for foreign taxes on a per share basis and the redesignation of income and capital gains on a per share basis.

- Prepare federal, state, excise and local income tax returns for the Master Portfolios and file such returns upon the approval of the Master Portfolios' independent accountants; monitor, report on and prepare periodic worksheet and tax provision packages with respect to Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Master Portfolios' Trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to original issue discount and premium amortization as required; identify wash sales and all other book/tax differences, and report results to the Master Portfolios' independent accountants and Master Portfolios management; and such other duties relating to federal and/or state tax compliance as the parties may agree. BNY shall be responsible for providing all pertinent tax information to the Master Portfolios' independent accountants.

-    Prepare Return of Capital Statement of Position 93-2 adjustments.

- Support BACAP Distributors in its preparation of the schedules and provide BACAP Distributors unaudited quarterly and semi-annual and audited annual financial statements and schedules of Master Portfolio investments by providing, without limitation, each Master Portfolios' schedule of investments and general ledger in electronic format and/or hard copy, as required, and such other information as may be necessary to complete such financial reports.

- Prepare statistical reports for outside information services (referenced in Schedule V), and such other information services as the parties may agree, including the ICI expense survey.

- Prepare calculations for capital gains pursuant to IRS rules in conjunction with BACAP Distributors and the Master Portfolios' independent accountants.

- Attend Master Portfolio shareholder and Board of Trustees meetings as requested by BACAP Distributors, including making such presentations as are appropriate, and, with respect to the Master Portfolio administration services described herein, provide such periodic and special reports to Master Trust and BACAP Distributors as Master Trust and BACAP Distributors shall reasonably request.

                 MASTER PORTFOLIO ACCOUNTING AND OTHER SERVICES

         BNY shall provide all accounting and recordkeeping services necessary and appropriate for the business of the Master Portfolios, including but not limited to those set forth below.

                     Required Records; Ledgers and Journals

         BNY shall keep current the following accounts and records relating to the business of the Master Portfolios, in such form as is required by the 1940 Act and the rules thereunder, and generally accepted accounting principles, to support all filings under applicable federal and state tax laws and regulations and as may be mutually agreed to among Master Trust, BACAP Distributors and BNY, and shall make available to BACAP Distributors and/or Master Trust upon request:

1.       Cash Receipts Journal
2.       Cash Disbursements Journal
3.       Dividends Paid and Payable Schedule (book vs. tax basis)
4.       Purchase and Sales Journals - Portfolio Securities
5.       Realized/Unrealized Gain (Loss) Reports
6.       Subscription and Redemption Journals
7.       Security Ledgers - Transaction Report and Tax Lot Holdings Report
8.       Broker Ledger - Commission Report
9.       Daily Expense Accruals
10.      Daily Interest Accruals
11.      Daily Trial Balance
12.      Portfolio Interest Receivable and Income Journal
13.      Portfolio Dividend Receivable and Income Register
14. Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security
15.      Aged Receivables (dividends, interest, tax reclaiming)
16.      Portfolio Turnover Rate
17.      Cash reconciliations
18.      Position reconciliations


         BNY will be responsible for maintaining, in accordance with Section 31 and the rules thereunder of the 1940 Act, all books and records so required and generated in the course of performing their duties under this agreement. Further, at a minimum, BNY shall maintain on-site the above referenced reports as of each month end for the most recent fiscal year-ended and the current fiscal year.

         BNY shall maintain a listing of all feeders of each Master Portfolio, including the number and the value of the Interests held by each feeder, based upon daily or periodic allocations of Master Portfolio assets.

                            Daily Accounting Services

         BNY shall perform the following services on each Business Day:

1. Calculate Net Asset Value (NAV), and Public Offering Price (POP) Per Share Pursuant to SEC formulas:

     - Update the valuation of security positions held by each Master Portfolio's portfolio in accordance with the Master Portfolio's Pricing Procedures and any other appropriate procedures established by the Board and BACAP Distributors as BACAP Distributors shall provide BNY in writing
     - When instructed by BACAP Distributors, enter manual prices supplied by broker and link to pricing procedures
     - Calculate each Master Portfolio's NAV/POP in accordance with the applicable Pricing Procedures approved by Master Trust's Board of Trustees and prepare NAV proof sheet. Review components of change in NAV for reasonableness based on the tolerance levels as BACAP Distributors shall direct BNY in writing
     - Review variance reporting for price changes in individual securities using variance levels established by Master Portfolio and report to Master Portfolio portfolio managers and to BACAP Distributors
     - Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement
     - Communicate required pricing and yield information (NAV/POP), as appropriate, to BACAP Distributors and, electronically, to NASDAQ and to such other third parties as designated by the Master Portfolios with respect to its various distribution channels. In addition, provide Master Portfolio share activity to BACAP Distributors.

2.   Dividend Rates/Yields/Dollar Weighted Average Maturity:

     - Calculate, subject to the approval of BACAP Distributors, net investment income available for distribution daily as appropriate
     -   Calculate daily dividend rate, and 1, 7, 30-day yields/SEC yields
     -   Calculate dollar weighted average maturity

3.   Determine and Report Cash Availability:

     - Receive daily cash and transaction statements from the Master Portfolios' Custodian

     - Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Master Portfolios' Custodian

     - Report investable cash to BACAP Distributors and Master Portfolio sub-advisers

4.   Daily Expense Accruals:

     - Accrue individual expenses on a daily basis based on Instructions provided by BACAP Distributors, except for those instances where such an adjustment would cause a full penny break in NAV, in which case such adjustment will be included in the calculation of NAV on the day received
     - If applicable, accrue daily amortization of organization expense as instructed by BACAP Distributors
     -   If applicable, accrue daily Rule 12b-1 Plan expenses
     - Adjust expense accruals as instructed by BACAP Distributors and provide reports as requested by BACAP Distributors

5.   Verify and Record All Daily Income Accruals for Debt Issues:

     -   Track income and provide year end tax schedules
     -   Review and verify all interest and amortization reports
     -   Periodic tie-out of receivables
     - Ensure security masters denote proper interest and amortization methods as per the fund set up sheets as instructed by BACAP Distributors

6.   Monitor Securities:

     - Review each Master Portfolios portfolio holding and current days security trades for dividend activity
     - Interface with Master Portfolios' Custodian for timely collection and postings of corporate actions, dividends and interest pre-payments

7.  Enter All Security Trades:

    -    Review verification of trade and interest calculations
    -    Verify settlement through custodian statements
    -    Maintain security ledger transaction reporting
    -    Maintain tax lot holdings
    -    Determine realized gains or losses on security trades
    -    Provide broker commission information

8.  Enter All Master Portfolio Share Transactions:

    -    Periodically reconcile dividend payable amounts
    -    Process activity identified on reports
    -    Verify settlement through custodian statements
    -    Reconcile to report balances
    -    Process and track capital stock gain/loss activity

9.  Prepare Daily Trial Balance:

    -    Post manual entries to general ledger
    -    Post custodian bank activity
    - Require automated settled transactions between custody and activity records (prepare, clear and post)
    -    Post shareholder and security transactions
    -    Post and verify income and expense accruals and resolve differences
    -    Prepare general ledger
    -    Post corporate action activity

10. Review and Reconcile Custodian Statements:

    - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. when requested
    -    Post all cash settlement activity to trial balance
    -    Reconcile to ending cash balance accounts
    - Report to BACAP Distributors the status of past due items and failed trades with the custodian
    - Reconcile cash exception Income items, tax reclaims and past due income items with custody area

11. Preparation of Accounting Reports:

    -    Price Variance Report
    -    Trial Balance
    -    Portfolio Valuation
    -    NAV Calculation Report
    -    Cash Availability
    -    Change in NAV
    -    Non-standard entries
    -    Stale Price Report
    -    Other such reports as may be reasonably be requested by BACAP
         Distributors

                           Monthly/Quarterly Services

         BNY shall provide the following services on a monthly or quarterly basis, within such timeframe as may be mutually agreed upon by BNY, Master Trust and BACAP Distributors:

1.  Submission of Monthly Accounting Reports as mutually agreed upon

2.  Reconcile Asset Listing to Custodian Asset Listing

3.  Provide Monthly Analysis and Reconciliation of Trial Balance Accounts

4.  Prepare Documentation Supporting the Preparation of:

    -    SEC yield reporting
    -    Income by state reporting
    - Standard Industry Code Valuation Report (please provide BACAP Distributors' industry code classifications/is there a standard for all funds)
    -    Alternative Minimum Tax Income segregation schedule

5.  Provide Upon Request Broker Commission and Net Trade Reports

                  Annual (and Semi-Annual) Accounting Services

         BNY shall provide the following services on an annual and semi-annual basis:

1. Supply auditors InvestOne reports supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2. Provide BACAP Distributors with information to assist BACAP Distributors in the preparation of NSAR filings

                               Other Core Services

         BNY shall provide the following services:

    - Accrete discounts and amortize premiums to put and call events as directed by BACAP Distributors and in a manner acceptable under generally accepted accounting principles

    -    Process principal repayments on mortgage backed securities

    -    Update variable securities with current rates

    - Process corporate action events through a primary vender feed, and monitor results via Reuters, Bloomberg, or other available sources as the parties may agree

    - Perform automated portfolio pricing with a second vendor as requested by BACAP Distributors

    - Produce documents and respond to inquiries during account and SEC examinations

         Money Market Master Portfolios: Prepare daily mark to market reports and analysis in compliance with Rule 2a-7 including:

    -    Calculating the daily portfolio weighted average maturity

    - Report portfolio diversification based on trade/security information provided by BACAP Distributors by:
              Country, State, Tier, Liquidity, Asset Backed Securities, Industry, Letter of Credit

    - Listing percentage of portfolio maturing in specified intervals (i.e., number of days)

    -    Providing issuer and guarantor diversification exception reporting

         International Master Portfolios: BNY shall provide the following services:

    -    Report in base and local currency

    - Processing of tax liability on foreign income subject to approval of BACAP Distributors

    - Daily variance analysis performed on FX rates for security position held

    -    Produce automated bifurcation reporting in compliance with IRC Section
         988

    -    Mark to market security receivables and payables on a daily basis

    -    Determine portfolio exposure by country and currency

         In addition to the above, BNY will provide additional support as agreed upon from time to time (i.e., financial statement production).

                                  SCHEDULE III

                       SERVICE LEVEL PERFORMANCE STANDARDS


            SERVICE                                                     STANDARD

1.  Daily Cash Availability                   [ ]  100% accuracy and delivery by 9:00 a.m. EST for
                                                   Money Market Master Portfolios and 9:30 a.m. EST
                                                   for all others

                                              [ ]  Compensation for uninvested cash at Nations Cash
                                                   Reserves' mill rate

2.  Calculation of daily NAVs                 [ ]  100% accuracy by 5:00 p.m. EST including pricing,
                                                   expense accruals, cash activity, manual entries,
                                                   S/H activity.  Delivery by 5:45 p.m. EST

3.  Review of daily NAVs                      [ ]  100% review by 5:30 p.m. EST

                                                   [ ]  Review of NAV components for reasonableness including analysis of the change in the NAV and the change in
                                                        mill rates.

                                                   [ ]  Review of price variance report

                                                   [ ]  Review of manual proof

4.  NASDAQ Reporting                          [ ]  100% accuracy and communication by 5:45 p.m. EST

5.  Daily Pricing and Rate Report (DPRR)      [ ]  100% accuracy in nightly transmission of DPRRs

                                                   [ ]  Money Market Master Portfolios-5:30 p.m. EST

                                                   [ ]  All other Master Portfolios- 6:00 p.m. EST

6.  FundStation Report (SubM)                 [ ]  100% accuracy and nightly transmission by 7:00 p.m.
                                                   EST

7.  Processing of trade tickets               [ ]  100% accuracy and processed by T+1 if received by
                                                   the following cut-off times:

                                                   [ ]  All Master Portfolios (except International) -
                                                        10:00 am (T+1)

                                                   [ ]  International - 12:00 pm (T+1)

                                     III-1

            SERVICE                                                     STANDARD


                                                   [ ]  Same day settlements - 1:30 pm

8.  Problem Resolution (general)              [ ]  NAV impact analysis within 1 day

                                              [ ]  Clear and timely communication of 100% of issues

                                              [ ]  Ongoing Tracking

9.  Cash reconciliations                      [ ]  Performed daily and sent daily to BACAP Distributors
                                                   (Money Market Master Portfolios) and sent weekly
                                                   to BACAP Distributors (all other Master Portfolios)

                                              [ ]  Issues communicated to BACAP Distributors same day

                                              [ ]  Outstanding items addressed within 1 business day

10. Position Reconciliations                  [ ]  Performed daily and sent weekly to BACAP Distributors

                                              [ ]  Issues communicated to BACAP Distributors same day

                                              [ ]  Open issues addressed within 2 business days

11. Tax reporting

    [ ]  Federal, state, tax returns          [ ]  Tax provision package prepared within time
                                                   parameters as set by BACAP Distributors/
    [ ]  Tax provision packages including          Independent tax personnel (PWC)
         Sub-M and excise tax amounts/
         distributions                        [ ]  Estimates of tax requirements prepared as required
                                                   by BACAP Distributors for proper tax planning
    [ ]  Identification of all book/tax
         differences

    [ ]  Capital gain estimate preparations

12. Statistical Reports                       [ ]  Filed within the time parameters as set forth by
                                                   each statistical service

13. Expense accruals/payments                 [ ]  Payments made on the business day written
                                                   instructions from an authorized signator received


                                     III-2

            SERVICE                                                     STANDARD
                                              [ ]  Expense accruals made with 100% accuracy based upon
                                                   written instructions from BACAP Distributors

14. Management Reports                             [ ]  Provided to BACAP Distributors within 10 business
                                                        days of month end

15. Year end tax reports                           [ ]  Provided to BACAP Distributors within the time frame
                                                        agreed to

16. Annual/Semi-Annual Reports                     [ ]  Provide Trial Balance within 5 business days after
                                                        annual/semi-annual period

                                                   [ ]  Provide additional financial statement support as
                                                        agreed to

17. Daily Reports                                  [ ]  To be provided on the following day

                                                        [ ]  Provide detailed portfolio valuation

                                                        [ ]  Trial Balance

18. Daily Cash Sweep                               [ ]  100% accuracy and communication by 2:00 p.m. EST

                                                   [ ]  Nations Cash Reserves

                                                   [ ]  AIM

                                                   [ ]  Nuveen

19. Post Dividends / Corporate Actions             [ ]  100% accuracy and posted on effective date

20. Monthly Reconciliations                        [ ]  Complete reconciliations within 10 business days

21. Reporting to Sub-Advisors                      [ ]  Provide nightly and other periodic reporting to
                                                        Nations Funds Sub-Advisors

22. Compliance                                     [ ]  Provide compliance reports as requested by BACAP
                                                        Distributors


                                     III-3

                                   SCHEDULE IV
                                   (ATTACHED)

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                EFFECTIVE 12/1/98

MONEY MARKET FUNDS

1 1/4 basis point per annum on the first $3 billion of each portfolio's average net assets;

1                     basis point on the next $3 billion;

1/2                   of one basis point on the next $4 billion;

1/4                   of one basis point on the excess.

DOMESTIC EQUITY

6 basis points per annum on the first $1 billion of each portfolio's average net assets;

4                     basis points on the next $500 million;

2                     basis points on the next $500 million;

1                     basis point on the excess.

DOMESTIC FIXED INCOME

5 basis points per annum on the first $1 billion of each portfolio's average net assets.

3                     basis points on the next $500 million.

1 1/2                 basis point on the next $500 million.

1/2                   of one basis point on the excess.

INTERNATIONAL FUNDS

7 basis points per annum on the first $1 billion of each portfolio's average net assets;

5                     basis points on the next $500 million;

3                     basis points on the next $500 million;

1                     basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                EFFECTIVE 12/1/98


MULTIPLE CLASS CHARGES

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

ACCOUNTING OUT-OF-POCKET EXPENSES

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

ADMINISTRATION OUT-OF-POCKET EXPENSES

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing of shareholders reports, express mail charges, etc.

BILLING CYCLE

The above fees will be billed on a monthly basis.

BACAP DISTRIBUTORS, LLC       The Bank of New York

Approved by:                  Approved by:  /s/  Ira Rosner
                                          --------------------------------------

Name:                         Name: Ira Rosner
                                   ---------------------------------------------

Title:                        Title: Vice President
                                    --------------------------------------------

Date:                         Date: May 7, 1999
                                   ---------------------------------------------

NATIONSBANC MANAGED PORTFOLIOS

FUND ACCOUNTING AND SUB ADMINISTRATION FEE SCHEDULE

WHEN AGGREGATE ASSETS EXCEED $100 BILLION


FUND TYPE                                                         BASIS POINTS
---------                                                         ------------
MONEY MARKET

First                           $2 billion                         0.000100
Next                            $1 billion                         0.000075
On excess                       (>$3.0 billion)                    0.000025

DOMESTIC EQUITY

First                           $500 million                       0.000550
Next                            $500 million                       0.000450
Next                            $500 million                       0.000250
Next                            $500 million                       0.000150
On excess                       (>$2.0 billion)                    0.000050

DOMESTIC FIXED INCOME

First                           $500 million                       0.000450
Next                            $500 million                       0.000350
Next                            $250 million                       0.000225
Next                            $250 million                       0.000100
On excess                       (>$1.5 billion)                    0.000050

International

First                           $500 million                       0.00060
Next                            $500 million                       0.00050
Next                            $250 million                       0.00040
Next                            $250 million                       0.00030
On excess                       (>$1.5 billion)                    0.00005

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (MULTI MANAGERS)

MULTI-MANAGERS

$22,000 per annum for each multi-manager going to a single feeder. These fees will be in addition to the following fee schedule now in effect.

For each new multi-manager account with assets less than $20 million, we will waive our fees for the first three months.

MONEY MARKET FUNDS

1 1/4 basis point per annum on the first $3 billion of each portfolio's average net assets;

1                     basis point on the next $3 billion;

1/2                   of one basis point on the next $4 billion;

1/4                   of one basis point on the excess.


DOMESTIC EQUITY

6 basis points per annum on the first $1 billion of each portfolio's average net assets;

4                     basis points on the next $500 million;

2                     basis points on the next $500 million;

1                     basis point on the excess.

DOMESTIC FIXED INCOME

5 basis points per annum on the first $1 billion of each portfolio's average net assets.

3                     basis points on the next $500 million.

1 1/2                 basis point on the next $500 million.

1/2                   of one basis point on the excess.

INTERNATIONAL FUNDS

7 basis points per annum on the first $1 billion of each portfolio's average net assets;

5                     basis points on the next $500 million;

3                     basis points on the next $500 million;

1                     basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (MULTI MANAGERS)


MULTIPLE CLASS CHARGES

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

SYSTEM DEVELOPMENT/USAGE/SPECTRA REPORT WRITER

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

ACCOUNTING OUT-OF-POCKET EXPENSEs

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

ADMINISTRATION OUT-OF-POCKET EXPENSES

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

BILLING CYCLE

The above fees will be billed on a monthly basis.

BACAP Distributors, LLC                  The Bank of New York

Approved by:                             Approved by: /s/  Ira Rosner
                                                      --------------------------

Name:                                    Name: Ira Rosner
                                               ---------------------------------

Title:                                   Title:  Vice President
                                               ---------------------------------

Date:                                    Date: May 7, 1999
                                              ----------------------------------

                                   SCHEDULE V

All Database Companies                                       Quarterly List
----------------------                                       --------------
AMG Data Services                                            Lipper
Barron's                                                     Morningstar
Bloomberg                                                    CDA Wiesenberger
CDA Wiesenberger                                             Investment Company Institute
Commerce Clearing House (CCH)                                S&P Micropal
Forbes                                                       Institute for Economic Research
Institute for Economic Research                              Value Line
Interactive Data Services                                    Media General Financial Services
Investment Company Institute                                 LCG Associates
LCG Associates                                               Closed End Fund Digest (Closed End Only)
Lipper                                                       Lipper - International (Closed End Only)
Media General
Moody's Investors Service
Morningstar
S&P Micropal
Strategic Insights
Value Line



                                      V-1